Exhibit 99.2
Shareowner ServicesSM Complete Production P.O. Box 64945 Services, Inc. St. Paul, MN 55164-0945COMPANY # Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : INTERNET — www.eproxy.com/cpx Use the Internet to vote your proxy until 12:00 p.m. (CT) on [ ˜ ], 2011. ( PHONE — 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on [ ˜ ], 2011. * MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Complete Production Services, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-9397. The Board of Directors Recommends a Vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. Vote on The Merger Proposal For Against Abstain 1. To adopt the Agreement and Plan ☐ ☐ ☐ of Merger, dated as of October 9, 2011, as it may be amended from time to time, by and among the Company, Superior Energy Services, Inc. and its indirect wholly owned subsidiary, SPN Fairway Acquisition, Inc. Vote on Compensation Proposal 2. To approve on a non-binding advisory basis, the compensation that may become payable to our named executive officers in connection with the merger. ☐ ☐ ☐ Vote on Adjournment Proposal 3. To authorize our board of directors, in its discretion, to adjourn the special meeting to a later date or dates if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Agreement and Plan of Merger. ☐ ☐ ☐ THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PARTIES, WITH RESPECT TO OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Address Change? Mark box, sign, and indicate changes below:? ? Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

COMPLETE PRODUCTION SERVICES, INC. SPECIAL MEETING OF STOCKHOLDERS [ ˜ ], 2011 [ ˜ ] a.m. local time [ ˜ ] Houston, TX 77027 Complete Production Services, Inc. 11700 Katy Freeway, Suite 300 Houston, Texas 77079 proxy This proxy is solicited by the Board of Directors for use at the Special Meeting on [˜ ], 2011. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2, and 3. By signing the proxy, you revoke all prior proxies and appoint James F. Maroney and Jose A. Bayardo, and each of them acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments or postponements . YOUR VOTE IS IMPORTANT To vote through the Internet or by telephone, please see the instructions on the reverse side of this card. To vote by mail, sign and date this card on the reverse and mail promptly in the enclosed postage-paid envelope.